UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2020

NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Plaza America Drive, Suite 500
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 956-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NVR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a)of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 5, 2020, NVR, Inc. (the “Company”) held its Annual Meeting of Shareholders. There were 3,688,035 shares of the Company’s common stock eligible to vote at the Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:
1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	3,061,332	72,996	790	204,926
C.E. Andrews	3,078,066	53,918	3,134	204,926
Sallie B. Bailey	3,125,185	6,391	3,542	204,926
Thomas D. Eckert	3,012,464	119,515	3,139	204,926
Alfred E. Festa	3,051,164	80,345	3,609	204,926
Manuel H. Johnson	2,889,670	239,024	6,424	204,926
Alexandra A. Jung	3,091,985	37,749	5,384	204,926
Mel Martinez	3,044,642	87,009	3,467	204,926
William A. Moran	2,851,165	280,085	3,868	204,926
David A. Preiser	2,820,054	312,921	2,143	204,926
W. Grady Rosier	3,030,672	101,331	3,115	204,926
Susan Williamson Ross	3,064,177	67,380	3,561	204,926

2. Ratification of the appointment of KPMG LLP as Independent Auditor for the year ending December 31, 2020:

Votes For	Votes Against	Abstentions
3,212,441	123,984	3,619

3. Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,375,877	726,490	32,751	204,926

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 6, 2020	By:	/s/ Daniel D. Malzahn
Daniel D. Malzahn
Senior Vice President, Chief Financial Officer and Treasurer